Exhibit 4.3


     THE WARRANTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE, AND NEITHER THE WARRANTS NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT CAN BE SOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED AND QUALIFIED IN ACCORDANCE WITH SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED.

     THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE NOT TRANSFERABLE EXCEPT IN STRICT ACCORDANCE WITH THE PROVISIONS OF THIS
     CERTIFICATE.



                               February 15, 2001

                       Thirty Thousand (30,000) Warrants

                              SCHLOTZSKY'S, INC.

                              WARRANT CERTIFICATE


     This warrant certificate ("Warrant Certificate") certifies that for value received, Triad Media Ventures LLC, or registered assigns (the "Holder") is the owner of the number of warrants ("Warrants") specified above, each of which entitles the Holder hereof to purchase, prior to the Expiration Date (as hereinafter defined) and upon the terms and subject to the conditions hereinafter set forth, one fully paid and non-assessable share of Common Stock, no par value (" Common Stock"), of Schlotzsky's, Inc., a Texas corporation (the "Company"), at an initial purchase price of Four Dollars and Fifty Cents ($4.50) per share (the "Purchase Price") of Common Stock in lawful money of the United States of America in cash or by certified or cashier's check or a combination of cash and certified or cashier's check, subject to adjustment as hereinafter provided.

     1.   Warrant; Purchase Price
          -----------------------

     Each Warrant is issued effective as of the date first above-mentioned (the "Warrant Date") and shall entitle the Holder to purchase one share of Common Stock of the Company at the Purchase Price payable upon exercise of the Warrants.

     2.   Exercise; Expiration Date
          -------------------------

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

          2.1 The Warrants are vested and are exercisable, at the option of the Holder, at any time after issuance hereof and on or before the Expiration Date, upon surrender of this Warrant Certificate to the Company together with a duly completed Notice of Exercise, in the form attached hereto as Exhibit A and payment of an amount equal to the Purchase Price times the number of Warrants to be exercised. In the case of exercise of less than all the Warrants represented by this Warrant Certificate, the Company shall cancel the Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate for the balance of such Warrants.

          2.2 Notwithstanding paragraph 2.1, if the Company is dissolved or liquidated, the Warrants will terminate immediately upon the closing of any such transaction, and in such event all shares subject to the Warrants and available for purchase by the Holder under the terms hereof shall be exercisable only before the closing of such action occurs. The Company shall give the Holder sufficient notice to allow an opportunity for the Warrants to be exercised under the provisions of this paragraph.

          2.3 The term "Expiration Date" shall mean 5:00 p.m. Austin, Texas time on February 15, 2006, or if such date shall in Austin, Texas be a holiday or a day on which banks are authorized to close, then 5:00 p.m. Austin, Texas time the next following date which in Austin, Texas is not a holiday or a day on which banks are authorized to close.

          2.4 At any time before the Expiration Date, the Holder may exercise the Warrants then outstanding under this Warrant Certificate, in whole but not in part, without any payment required for the purchase of the shares of Common Stock as to which the Warrant Certificate is being exercised (a "Cashless Exercise"). The Holder may initiate a Cashless Exercise by executing a Notice of Exercise in which he states that he elects a Cashless Exercise and delivering same to the Company, together with this Warrant
     Certificate.   Upon a Cashless Exercise, the Holder shall receive that
     number of shares of Common Stock equal to the product of: (a) the number of shares of Common Stock that would be issued upon a regular exercise of the Warrant Certificate; multiplied by (b) a fraction, (i) the numerator of which shall be the average Market Price Per Share (as hereinafter defined) for the twenty (20) trading days immediately before the Company's receipt of the Cashless Exercise documents, minus the Purchase Price, and (ii) the denominator of which shall be the average Market Price Per Share for the twenty (20) trading days immediately before the Company's receipt of the Cashless Exercise documents.

     3.   Adjustments
          -----------

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

     Upon the happening of any of the following described events, the Holder's rights with respect to Warrants granted hereunder shall be adjusted as hereinafter provided:

               (a) In the event shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if, upon a merger, consolidation, reorganization, split-up, liquidation, combination, recapitalization or the like of the Company the shares of Common Stock shall be exchanged for other securities of the Company or of another corporation, the Holder shall be entitled, subject to the conditions herein stated, to purchase such number of shares of common stock or amount of other securities of the Company or such other corporation as were exchangeable for the number of shares of Common Stock which such Holder would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination, or exchange; and

               (b) In the event the Company shall issue any of its shares as a stock dividend upon or with respect to the shares of stock of the class which shall at the time be subject to Warrants hereunder, the Holder upon exercising the Warrants shall be entitled to receive (for the purchase price paid upon such exercise) the shares as to which he is exercising his Warrants and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such stock dividend or dividends were declared or paid, as he would have received if he had been the holder of the shares as to which he is exercising his Warrants at all times between the date of grant of such Warrants and the date of its exercise and cash in lieu of fractional shares.

     4.   Registration and Transfer; Restrictions
          ---------------------------------------

          4.1 The Company shall maintain books for the registration and transfer of the Warrants and the registration and transfer of the shares of Common Stock issued upon exercise of the Warrants. Prior to due presentment for registration of transfer of this Warrant Certificate, or the shares of Common Stock issued upon exercise of the Warrants, the Company may deem and treat the registered Holder as the absolute owner thereof.

          4.2 Neither this Warrant Certificate nor the Warrants represented hereby may be hypothecated, sold, assigned or otherwise transferred voluntarily by the Holder, unless such transfer is of all Warrants then outstanding and the transferee executes all documents reasonably required by the Company, including but not limited to appropriate versions of any Subscription Agreement and/or Registration Rights Agreement previously signed by the Holder. Subject to the provisions of this paragraph 4, the Company shall register upon its books any permitted transfer of a Warrant Certificate, upon surrender of same to the

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

     Company with a written instrument of transfer duly executed by the registered Holder or by a duly authorized attorney. Upon any such registration of transfer, new Warrant Certificate(s) shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be canceled by the Company. A Warrant Certificate may also be exchanged, at the option of the Holder, for new Warrant Certificates representing in the aggregate the number of Warrants evidenced by the Warrant Certificate surrendered.

          4.3 The Holder understands that neither the Warrants nor any shares of Common Stock issuable upon exercise of the Warrants have been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws. As a condition to the issuance of the Warrants and to the exercise of the Warrants the Holder hereby represents and warrants to the Company that:

               (a) The Warrants, and, if applicable, the shares of Common Stock issuable upon exercise of the Warrants (collectively, the "Securities") have been acquired by the Holder for investment purposes and not with a view to the sale or other distribution thereof within the meaning of the Act and the Holder has no present intention of selling or otherwise disposing of all or any portion of the Securities.

               (b) The Holder has acquired and will acquire the Securities for the Holder's own account only and no one else has any beneficial ownership in the Securities.

               (c) The Holder is capable of evaluating the merits and risks of any investment in the Securities, is financially capable of bearing a total loss of this investment and has either (i) a preexisting personal or business relationship with the Company or its principals or (ii) by reason of the Holder's business or financial experience, has the capacity to protect his or its own interests in connection with this investment.

               (d) The Holder has had access to all information regarding the Company, its present and prospective business, assets, liabilities and financial condition that the Holder considers important to making the decision to acquire the Securities and has had ample opportunity to ask questions of and receive answers from the Company's representatives concerning an investment in the Securities and to obtain any and all documents requested in order to supplement or verify any of the information supplied.

               (e) The Holder understands that the Securities are restricted securities under the Act and may not be resold unless they are registered under the Act and any applicable State securities law, or in the opinion of

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

          counsel in form and substance satisfactory to the Company, an exemption from such registration is available.

               (f) The Holder is aware of Rule 144 promulgated under the Act, which rule provides, in substance, that (i) after one year from the date restricted securities have been purchased and fully paid for, a holder may transfer such restricted securities provided certain conditions are met, e.g., certain public information is available about the Company, and specific limitations on the amount of shares which can be sold within certain periods and the manner in which such shares must be sold are complied with, and (ii) after two years from the date restricted securities have been purchased and fully paid for, holders who have fully paid for such securities and who are not "affiliates" of the Company may sell such restricted securities without satisfying such conditions.

               (g) The Holder further understands that if the requirements of Rule 144 are not met, registration under the Act, compliance with Regulation A, or some other registration exemption will be required for any disposition of the Securities.

          4.4 The Holder, by acceptance of this certificate, agrees that, absent an effective registration statement under the Act, covering the disposition or sale of the Warrants or any Common Stock issued upon exercise of the Warrants, the Holder will not sell or transfer any or all of such Common Stock without first providing the Company with an opinion of counsel satisfactory to the Company to the effect that such sale or transfer will be exempt from the registration and prospectus delivery requirements of the Act, and the Holder consents to the Company making a notation on its records, or giving instructions to any transfer agent of the Warrants in order to implement such restriction on transfer. THE SHARES ISSUED UPON EXERCISE OF THE WARRANTS SHALL BEAR LEGENDS REFERRING TO THE RESTRICTIONS ON TRANSFER SET FORTH IN THIS PARAGRAPH 4, including, but not limited to, the Company's standard 1933 Act legend. As a condition to the transfer of the Warrants or transfer of the shares issuable on exercise hereof, any permitted transferee must execute and deliver to the Company representations and warranties similar to those set forth in this paragraph 3 and agree in writing to accept and be bound by all the terms and conditions of the Warrants.

          4.5 The Warrants do not entitle the Holder to any voting rights or other rights as a shareholder of the Company. In the absence of the purchase of Common Stock upon exercise of the Warrants, no provisions of the Warrants, and no enumeration herein of the rights or privileges of the Holder shall cause such Holder to be a shareholder of the Company for any purpose by virtue of owning the Warrants.

     5.   Reservation of Shares
          ---------------------

     The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of the Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants shall be duly and validly issued and fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof, and that upon issuance such shares shall be listed on each national securities exchange, if any, on which the other shares of outstanding Common Stock of the Company are then listed.

     6.   Loss or Mutilation
          ------------------

     Upon receipt by the Company of reasonable evidence of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant Certificate, the Company shall execute and deliver in lieu thereof a new Warrant Certificate representing an equal number of Warrants.

     7.   Voluntary Adjustment by the Company
          -----------------------------------

     The Company may, at its option, at any time during the term of the Warrants, reduce the then current Purchase Price to any amount deemed appropriate by the Board of Directors of the Company.

     8.   Fractional Shares and Warrants; Determination of Market Price Per
          -----------------------------------------------------------------
          Share
          -----

               (a) Anything contained herein to the contrary notwithstanding, the Company shall not be required to issue any fraction of a share of Common Stock in connection with the exercise of Warrants. Warrants may not be exercised in such number as would result (except for the provisions of this paragraph) in the issuance of a fraction of a share of Common Stock unless the Holder is exercising all Warrants then owned by the Holder. In such event, the Company shall, upon the exercise of all of such Warrants, issue to the Holder the largest aggregate whole number of shares of Common Stock called for thereby upon receipt of the Purchase Price for all of such Warrants and pay a sum in cash equal to the remaining fraction of a share of Common Stock, multiplied by its Market Price Per Share (as determined pursuant to Section 8(b) below) as of the last business day preceding the date on which the Warrants are presented for exercise.

               (b) As used herein, the "Market Price Per Share" with respect to any date shall mean the closing price per share of the Company's Common Stock for the trading day immediately preceding such date. The closing price for each such day shall be the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the principal securities exchange on which the shares of Common Stock of the Company are listed or admitted to trading, the last sale price, or in case no sale takes place on such day, the average of the closing bid and asked prices of the Common Stock of NASDAQ or any comparable system, or if the Common Stock is not reported on NASDAQ, or a comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If such bid and asked prices are not available, then "Market Price Per Share" shall be equal to the fair market value of the Company's Common Stock as determined in good faith by the Board of Directors of the Company.

     9.   Governing Law
          -------------

     This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Texas.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed by its officers thereunto duly authorized, as of the date first above-mentioned.


                              Schlotzsky's, Inc.


                              By:________________________________
                                    Jeffrey J. Wooley
                                    Senior Vice President

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